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                      TANGRAM ENTERPRISE SOLUTIONS, INC.
                            1988 STOCK OPTION PLAN

[As adopted by the Board of Directors on December 2, 1988, amended on March 15, 1989 and approved by the Shareholders on May 25, 1989; as subsequently amended by the Board of Directors on November 10, 1989 and approved by the Shareholders on May 4, 1990; as subsequently amended by the Board of Directors on February 12, 1991 and approved by the Shareholders on May 17, 1991; and as subsequently amended by the Board of Directors on March 15, 1994 and approved by the Shareholders on May 24, 1994. Plan was terminated by the Board of Directors on May 21, 1997.]

          1.   Purpose.  The purpose of this Stock Option Plan (the "Plan") is
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to provide additional incentive, in the form of stock options which may be either incentive stock options or non-qualified stock options, to employees (as described in Section 4 hereof) of Tangram Enterprise Solutions, Inc. (the "Corporation") and its Subsidiaries whose judgment, initiative, and efforts are responsible for the successful operation of the Corporation's business and to increase their proprietary interest in the success of the enterprise to the benefit of the Corporation and its shareholders.

          2.   Definitions. When used in this Plan, unless the context otherwise
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requires:

               (a) "ISO" shall mean a stock option which, at the time such option is granted, qualifies as an incentive stock option, as defined in section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

               (b) "NQSOs" shall mean a stock option which, at the time such option is granted, does not qualify as an ISO.

               (c) "Options" shall mean all ISOs and NQSOs which from time to time may be granted under this Plan.

               (d) "Parent" shall mean the corporate parent of the Corporation, as defined in section 424(e) of the Code.

               (e) "President" shall mean the person who at the time shall be the President of the Corporation.

               (f) "Share" shall mean a share of the Common Stock, par value $.01, of the Corporation.

               (g) "Subsidiary" shall mean any corporate subsidiary of the Corporation, as defined in section 424(f) of the Code.

          3.   Administration.  The Plan shall be administered by a committee
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("Committee"), which shall consist of not less than two (2) directors of the
Corporation who shall be appointed by, and shall serve at the pleasure of, the Corporation's Board of Directors ("Board"). Each member of such Committee, while serving as such, shall be deemed to be acting in his capacity as a director of the Corporation.

               The Committee shall have full authority, subject to the terms of the Plan, to select the persons to be granted ISOs and/or NQSOs under the Plan, to grant Options on behalf of the Corporation, to condition the grant of any such Options upon the exchange of existing Options held by an Optionee, and to set the date of grant and the other terms of Options granted. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such

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determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Corporation, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

          No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. Nothing herein shall be deemed to expand the personal liability of a member of the Board or Committee beyond that which may arise under any applicable standards set forth in the Corporation's by-laws and Pennsylvania law, and nor shall anything herein limit any rights to indemnification or advancement of expenses to which any member of the Board or the Committee may be entitled under any by-law, agreement, vote of the shareholders or directors, or otherwise.

     4.   Eligibility.  The class of employees who shall be eligible to receive
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Options under the Plan shall be the employees (including part-time employees and any directors who also are employees) or the Corporation and/or of any Subsidiary who are from time to time responsible for the management, growth and protection of the business of the Corporation or its Subsidiaries. More than one Option may be granted to an employee under the Plan.

    5.    Amount of Stock.  The stock to be offered for purchase pursuant to
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Options granted under this Plan shall be treasury or authorized but unissued
Shares, and the total number of such Shares which may be issued pursuant to Options under this Plan shall not exceed 2,400,000 Shares, subject to adjustment as provided in Section 16 hereof. If any unexercised Options are exchanged for new Options, lapse or terminate for any reason, the Shares covered thereby may again be optioned. More than one Option may be granted to one person.

     6.   Stock Option Agreement.  Each Option granted under this Plan shall be
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evidenced by an appropriate stock option agreement ("Agreement"), which
Agreement shall expressly specify whether such Option is an ISO or NQSO, and which shall be executed by the Corporation and by the person to whom the Option is granted (hereinafter referred to as the "Optionee"). The Agreement shall contain such terms and provisions, not inconsistent with the provisions of the Plan (and, in the case of ISOs, not inconsistent with the provisions of section 422 of the Code), as shall be determined by the Committee. Such terms and provisions may vary between Optionees or as to the same Optionee to whom more than one Option may be granted.

     7.   Option Price.  The exercise price under each Option granted hereunder
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shall be determined by the Committee in its discretion; provided, however, that, subject to the limitation noted in Section 10 below, the exercise price per share of each ISO granted under the Plan shall in no event be less than the greater of the fair market value of a Share, or the par value thereof, on the date of grant of the Option.

          Fair market value means the fair market value of the Shares as determined by the Committee in good faith based on the best available facts and circumstances at the time; provided, however, that where there is a public market for the Shares and the Shares are registered under the Exchange Act, fair market value shall mean the per share or aggregate value of the Shares as of any given date, as determined by reference to the last bid price per Share on the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System for the next preceding date that Shares are traded on such market, or, in the event trading is not reported by the NASDAQ System, by reference to the last bid price per Share as quoted by the market makers of the Company's Shares on the next preceding date that Shares are traded, or, in the event the Shares are listed on a stock exchange, the

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closing price per Share as reported on such exchange for the next preceding date.

     8.   Term and Exercise of Option. Each Option shall expire on such date as
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may be determined by the Committee with respect to such Option, but, subject to the limitation noted in Section 10 below, in no event shall any Option expire more than ten years from the date it is granted.

          Options shall be exercisable in such installments and on such dates, and/or upon the occurrence of such events, as the Committee may specify. The Committee may accelerate the exercise date of any outstanding Options, in its discretion, if it deems such acceleration to be desirable. Except as provided in Section 11, no Option shall be exercised unless, at the time of such exercise, the Optionee is then an employee of the Corporation or any Subsidiary. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Corporation at its principal office, specifying the number of Shares to be purchased and accompanied by payment in full of the aggregate Option price for such Shares. Only full Shares shall be issued under the Plan, and any fractional Share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

          The Option price shall be payable (i) in cash or its equivalent; (ii) in the discretion of the Committee, in Shares previously acquired by the Optionee, provided that if such Shares were acquired through exercise of an ISO, such Shares have been held by the Optionee for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or if such Shares were acquired through exercise of an NQSO or of an option under a similar plan, such Shares have been held by the Optionee for a period of more than one year on the date of exercise, and further provided that the Optionee shall not have tendered Shares in payment of the exercise price of any other Option under the Plan or any other stock option plan of the Corporation within six calendar months of the date of exercise; (iii) in the discretion of the Committee, in any combination of (i) and (ii) above; (iv) in the discretion of the Committee, by delivering a properly executed notice of exercise of the Option to the Corporation and a broker, with irrevocable instructions to the broker promptly to deliver to the Corporation the amount of sale or loan proceeds necessary to pay the exercise price of the Option, provided that the payment procedure specified in this clause (iv) shall not be available to Optionees who are subject to section 16(b) of the Securities Exchange Act of 1934; or (v) in the discretion of the Committee, by delivering to the Corporation a promissory note, in accordance with the provisions set forth in the next paragraph. In the event the Option price is paid, in whole or in part, with Shares, the portion of the Option price so paid shall be equal to the "fair market value" on the date of tender, as such "fair market value" is determined under Section 7 above, of the Shares so tendered in payment of such Option price.

          If the applicable Agreement so provides, at the request of the Optionee, the Corporation shall loan the Optionee, upon exercise of an Option, an amount not in excess of the sum of (i) 100% of the exercise price, as determined under Section 7 above, of the Shares subject to that portion of the Option being exercised and (ii) any taxes due upon exercise of said portion of the Option. The Optionee shall furnish to the Corporation the Optionee's personal (or if the applicable Agreement so provides, non-recourse), negotiable promissory note for the loan, bearing interest at a rate prescribed by the Committee (but not less than the lowest rate which will avoid imputation of interest under section 7872 of the Code) and including such other terms as the Committee shall prescribe. The Optionee shall deliver the optioned Shares, endorsed in blank, to the Corporation, to be pledged to, and held by, the Corporation, as collateral to secure the loan. Unless the note furnished to the Corporation is a non-recourse note, the Optionee shall remain personally liable to the Corporation or the Corporation's transferee for the repayment of said note. When the entire amount of the loan is repaid in cash or its equivalent, the Corporation shall deliver all certificates for Shares for which payment in full has been made to the Optionee.

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     9.   Maximum Value of ISOs.  The aggregate fair market value of the Shares,
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determined as of the date of grant, with respect to which ISOs first become exercisable by an individual during any calendar year (under this Plan and any other ISO plan of the Corporation or any Parent or Subsidiary) shall not exceed $100,000.

     10.  Ten Percent Shareholders. If the Optionee owns more than ten percent
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of the total combined voting power of all shares of stock of the Corporation or of a Parent or Subsidiary at the time an ISO is granted to him, the Option price for the ISO shall not be less than 110% of the fair market value of the optioned Shares on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this Section 10 shall not apply to NQSOs.

     11.  Termination of Employment. (a) Except as set forth below, in the event
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of termination (voluntary or involuntary) for any reason of the Optionee's employment by the Corporation and all Subsidiaries, any unexercised Option may be exercised, to the extent exercisable on the date of termination, or to any greater extent permitted by the Committee, by the Optionee at any time within one year after the date of such termination, or such shorter period after the date of such termination as may be provided in the applicable Agreement. In no event shall such unexercised Option be exercisable after the expiration of its term. For purposes of this Subsection, an Optionee's employment status shall be determined by the Committee in accordance with Treas. Reg. (S)1.421-7(h).

          (b) If, however, the termination of employment is due to the disability (as defined in section 22(e)(3) of the Code) of the Optionee, any unexercised Option may be exercised, to the extent such Option was exercisable on the date of such termination due to disability, or to any greater extent permitted by the Committee, by the Optionee at any time within one year after the date of such termination, or such shorter period after the date of such termination as may be provided in the applicable Agreement, but in no event shall any Option be exercisable after the expiration of its term. In the event of the Optionee's legal disability, such Option may be so exercised by the Optionee's legal representative.

          (c) If, however, the termination of employment is due to the death of the Optionee while in the employ of the Corporation or a Subsidiary, the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of Optionee's death shall have the privilege of exercising the unexercised Option, to the extent such Option was exercisable on the date of death, or to any greater extent permitted by the Committee, within one year of such date, but in no event shall any Option be exercisable after the expiration of its term.

          (d) If, however, the termination of employment is due to the normal or early retirement of the Optionee in accordance with the retirement policy of the Corporation and all Subsidiaries, the Optionee shall have the privilege of exercising the unexercised Option, to the extent such Option was exercisable on the date of such termination due to normal or early retirement, or to any greater extent permitted by the Committee, within one year of such date, or such shorter period after such date as may be provided in the applicable Agreement, but in no event shall any Option be exercisable after the expiration of its term.

          (e) If, however, the Optionee dies within three months after normal or early retirement in accordance with the retirement policy of the Corporation and all Subsidiaries, the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of Optionee's death shall have the privilege of exercising the unexercised Option, to the extent such Option was exercisable on the date of such termination due to normal or early retirement, or

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to any greater extent permitted by the Committee, within one year of the
Optionee's death, but in no event shall any Option be exercisable after the expiration of its term.

          12.  Withholding and Use of Shares to Satisfy Tax Obligations.  The
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obligation of the Corporation to deliver Shares upon the exercise of any Option shall be subject to applicable Federal, state and local tax withholding requirements.

          If the exercise of any Option is subject to the withholding requirements of applicable Federal tax laws, the Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as shall be adopted by the Committee), may permit the Optionee to satisfy the Federal withholding tax, in whole or in part, by electing to have the Corporation withhold (or by returning to the Corporation) Shares, which Shares shall be valued, for this purpose, at their fair market value on the date the amount of tax required to be withheld is determined (the "Determination Date"). Such election must be made in compliance with and subject to the Withholding Rules, and the Committee may not withhold Shares in excess of the number necessary to satisfy the minimum Federal income tax withholding requirements. In the event Shares acquired under the exercise of an ISO are used to satisfy such withholding requirement, such Shares must have been held by the Optionee for a period of not less than the holding period described in section 422(a)(1) of the Code on the Determination Date. In the event Shares acquired through exercise of an NQSO or of an option under a similar plan are used to satisfy such withholding requirement, such Shares must have been held by the Optionee for a period of more than one year on the Determination Date.

          13.  Non-Assignability.  Each Option granted under the Plan shall be
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non-transferable by the Optionee except by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by him or, in the event of his legal disability, by his legal representative.

          14.  Issuance of Shares and Compliance with Securities Acts.  Within a
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reasonable time after exercise of an Option, the Corporation shall cause to be delivered to the Optionee a certificate for the Shares purchased pursuant to the exercise of the Option. At the time of any exercise of any Option, the Corporation may, if it shall deem it necessary and/or desirable for any reason connected with any law or regulation of any governmental authority relative to the regulation of securities, require the Optionee to represent in writing to the Corporation that it is his then intention to acquire the Shares for investment and not with a view to distribution thereof and that such Optionee will not dispose of such Shares in any manner that would involve a violation of applicable securities laws. In such event, no Shares shall be issued to such holder unless and until the Corporation is satisfied with the correctness of such representation. Certificates for Shares issued pursuant to the exercise of Options may bear an appropriate securities law legend.

          15.  No Rights as a Shareholder.  An Optionee shall have no rights as
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a shareholder with respect to Shares covered by his Option until the date of the issuance or transfer of the Shares to him and only after such Shares are fully paid. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance or transfer.

          16.  Stock Adjustments.  In the event of a reorganization,
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recapitalization, change of shares, stock split, or spinoff, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Corporation, the Committee shall make such adjustment as it, in its sole discretion, deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by grants made under the Plan or in the purchase prices of outstanding Options, and such adjustments shall be effective and binding on the Optionee and the Corporation for all purposes of the Plan; provided, however, that no such adjustments shall be made to any ISO without the Optionee's consent if such adjustment would cause such

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ISO to fail to qualify as such under section 422 of the Code.

          In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation; provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options if it determines that such termination is in the best interests of the Corporation. If the Committee decides to terminate outstanding Options, the Committee shall give each Optionee holding an Option to be terminated not less than seven days' notice prior to any such termination by reason of such a corporate transaction, and any such outstanding Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Notwithstanding the preceding sentence, as provided in
Section 8 hereof, the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

     17.  Shareholder Approval. This Plan became effective on December 2, 1988
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(the date the Plan was adopted by the Board); provided, however, that if the
Plan is not approved by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock of the Corporation is, either in person or by proxy, present and voting on the Plan, within 12 months after said date, the Plan and all Options granted hereunder shall be null and void and no additional Options shall be granted hereunder.

     18.  Termination and Amendment of the Plan. Subject to the right of the
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Board to terminate the Plan prior thereto, the Plan shall terminate on, and no
Options shall be granted hereunder after, December 1, 1998. The Board shall have the power at any time, in its discretion, to amend, abandon or terminate the Plan, in whole or in part, provided that no such action shall affect any Options theretofore granted and then outstanding under the Plan. Nothing contained in this Section 18, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on December 1, 1998 which by their terms extend beyond such date.

          Any Plan amendment which would (1) materially increase the benefits accruing to participants under the Plan, (2) increase the number of Shares which may be issued under the Plan except pursuant to Section 16 above, or (3) modify the requirements as to eligibility for participation in the Plan, shall not be effective unless approved by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock of the Corporation is, either in person or by proxy, present and voting on the Plan.

     19.  Interpretation. A determination of the Board or the Committee as to
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any question which may arise with respect to the interpretation of the provisions of this Plan or any Options shall be final and conclusive, and nothing in this Plan, or in any regulation hereunder, shall be deemed to give any employee, his legal representatives, assigns or any person any right to participate herein except to such extent, if any, as the Committee may have determined or approved pursuant to this Plan. The Committee may consult with legal counsel who may be counsel to the Corporation and shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel.

     20.  Governing Law. With respect to any ISOs granted pursuant to the Plan
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and the Agreements thereunder, the Plan, such Agreements and any ISOs granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Commonwealth of Pennsylvania shall govern the operation of, and the rights of Optionees under, the Plan, the Agreements and any Options granted thereunder.

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